UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2019
FEDERAL HOME LOAN BANK OF CHICAGO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)
(312) 565-5700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 4, 2019, the Board of Directors (“Board”) of the Federal Home Loan Bank of Chicago (the “Bank”) approved and adopted certain amendments to the Bank’s bylaws, which became effective on that same date.

The Board adopted these amendments to the Bank’s bylaws to further clarify compliance with the Federal Housing Finance Agency’s (FHFA) final rule on Indemnification Payments,12 C.F.R. 1231. In this regard, the Board amended the bylaws to explicitly provide that: (a) prohibited indemnification payments include any payments prohibited by FHFA regulation with respect to any administrative proceeding or civil action instituted by the FHFA (collectively, an “FHFA Proceeding”), and (b) permissible indemnification payments for expenses of defending an FHFA Proceeding shall be made in compliance with FHFA regulation.

The bylaw amendments also include minor clean-up changes, as well as a change to extend the amount of time (from 30 days to 60 days) that the Bank has to determine whether to seek reimbursement with respect to advance payments of reasonable costs and expenses.

The foregoing description of the substantive changes to the Bank’s bylaws is qualified in its entirety by reference to the full text of the Bank’s bylaws, as amended, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
3.1	Bylaws of the Bank, as amended on June 4, 2019, marked and notated to show changes

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN BANK OF CHICAGO

Date: June 5, 2019	By: /s/Laura Turnquest
Laura Turnquest Executive Vice President, General Counsel and Corporate Secretary